Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) of John Hancock Variable Life Insurance Company and Manulife Financial Corporation for the registration of John Hancock Variable Life Insurance Company’s market value adjustment interests under deferred annuity contracts and the subordinated guarantee of Manulife Financial Corporation related thereto, and to (i) the incorporation by reference in the Registration Statement and the Prospectus of our report dated February 28, 2005, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in John Hancock Financial Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission, (ii) the incorporation by reference in Manulife Financial Corporation’s First Amended Annual Report for the year ended December 31, 2004 (Form 40-F/A) and Fourth Amended Annual Report for the year ended December 31, 2003 (Form 40-F/A) (which are incorporated by reference in the Registration Statement and the Prospectus) of our report dated February 25, 2004, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in John Hancock Financial Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, (iii) the incorporation by reference in the Registration Statement and Prospectus of our report dated March 19, 2004, with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company for the year ended December 31, 2003, and (iv) the incorporation by reference in the Registration Statement and Prospectus of our report dated February 6, 2004, with respect to the financial statements of John Hancock Variable Annuity Account JF included in John Hancock Variable Annuity Account JF’s Registration Statement (Form N-4, Post Effective Amendment No. 25) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Boston, Massachusetts

April 19, 2005